UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

000-31803 (Commission File Number)	77-0402448 (IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

(408) 919-3000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 26, 2005, Transmeta Corporation, a Delaware corporation, and Culture.com Technology Limited (“Culturecom”), a fully owned subsidiary of Culturecom Holdings Ltd (343.HK), a Hong Kong based technology company, entered into related definitive asset purchase and license agreements (the “Transaction”).

     The Transaction is subject to the completion of a number of conditions, including the receipt of a technology export license from the U.S. Department of Commerce, certain other third party consents and the signing of a related services agreement with Transmeta. The Transaction is scheduled to close in the fourth quarter of 2005.

     As part of the Transaction, Transmeta has agreed to sell, through a combination of asset purchase and licensing agreements, its Crusoe® product line to Culturecom. Culturecom will also license Transmeta’s 130-nanometer Efficeon™ technology to make and sell Efficeon-based products in China. In consideration, Culturecom will make up-front cash payments totaling $15 million to be escrowed pending the close of the Transaction. In addition to the up-front payments, Culturecom will also pay royalties to Transmeta on sales by Culturecom of Crusoe and Efficeon products.

     In addition, also as part of the Transaction, Culturecom will enter into an engineering services agreement with Transmeta to facilitate the transfer of the technology. Previously, Culturecom licensed Transmeta’s Midori Linux for the development of embedded applications and, in conjunction with that license, Transmeta acquired, and continues to own, a minority equity stake in Chinese 2 Linux (Holdings) Limited, an affiliate of Culturecom.

Safe Harbor Statement
This current report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this current report, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include satisfaction of the closing conditions to the transaction, the expected timetable for completing the transaction, general economic and political conditions, specific conditions and volatility in the markets that we address, difficulties or delays in implementing our restructuring plan, the potential loss of key technical and business personnel resulting from our restructuring plan, practical challenges in modifying our business model, our ability to satisfy the continued listing requirements of the Nasdaq Stock Market, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing our products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-K/A and 10-Q, which reports describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: June 1, 2005	By:	/s/ John O'Hara Horsley
John O'Hara Horsley
Vice President, General Counsel & Secretary